UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2007

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF PRINCIPAL OFFICERS

On February 1, 2007, the Board of Directors, Audit Committee and Compensation Committee of eSpeed, Inc. (the “Registrant”) appointed Barry M. Gosin to serve on the Board of Directors, Audit Committee and Compensation Committee of the Registrant.

Mr. Gosin, 56, has been Chief Executive Officer of Newmark Knight Frank, a real estate services firm, since 1979. Mr. Gosin is on the Executive Committee of the Real Estate Board of New York, a Board Member of the Real Estate Board of New York Board of Governors, a Board Member of the Partnership of New York City, a Trustee of Pace University, a Trustee of the Citizens Budget Commission, a Trustee of the Parker Jewish Institute, a Board of Director of Federal Employment and Guidance Services and an Executive Committee member of NYC & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: February 5, 2007	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman, Chief Executive Officer and President